UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2008

PROGRESSIVE GAMING INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-22752	88-0218876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Pilot Road

Las Vegas, Nevada89119

(Address of Principal Executive Offices)

(702) 896-3890

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01. Regulation FD Disclosure	3
SIGNATURES	4

Item 7.01.	Regulation FD Disclosure.

The Company is filing this Form 8-K in connection with certain Form 3 and Form 4 filings to report routine equity grants, cancellations and tax withholdings for employee and director stock awards.

1. Restricted Stock Withholding

Pursuant to the Company’s New-Hire Equity Incentive Plan, dated January 17, 2005, its Employee Stock Incentive Plan, dated February 25, 2003, and its 2005 Equity Incentive Plan dated June 22, 2005, (the “Plans”), the Company is permitted to satisfy any federal, state or local tax withholding obligation related to grants made under the Plans by withholding shares of Company Common Stock from vested shares issuable to participants under the Plans.

The Company withheld of a portion of vested shares issuable to four executive officers under the Plans, to satisfy the tax withholding obligations related to the vesting of those shares. These executive officers filed Form 4s on April 29, 2008 disclosing the vesting of the shares issuable under the Plans and the related withholding by the Company of a portion of the shares to satisfy tax withholding obligations. The executives retained the remainder of the vested shares.

2. Report of Holdings

On July 1, 2005, Neil Crossan was appointed Executive VP, International of the Company. Mr. Crossan filed a Form 3 Initial Statement of Beneficial Ownership of Securities pursuant to Section 16(a) on April 29, 2008.

3. Stock Option and Restricted Stock Award Activity

The Company granted stock options to its directors in accordance with its Director Stock Option Plan, as amended. These directors filed Form 4s on April 29, 2008 disclosing the grant of these options.

On various dates ranging from February 27, 2007 through February 22, 2008, the Company granted stock options and/or restricted stock awards to certain of its executives in accordance with its 2005 Equity Incentive Plan. These executives filed Form 4s on April 29, 2008 disclosing the grant of these options and restricted stock awards.

4. Distribution from Employee Investment Plan

On April 5, 2006, one executive officer received a distribution of 71 shares from the Company’s Employee Investment Plan, which allows Company employees to purchase shares of Company common stock. The executive filed a Form 4 on April 29, 2008 disclosing the acquisition of these shares, and the executive retained the shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Progressive Gaming International Corporation

Date: April 29, 2008	By:	/s/ Heather A. Rollo
Heather A. Rollo Executive Vice President, Chief Financial Officer and Treasurer

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